EXHIBIT 5

November 20, 2008

Crimson Exploration Inc.

717 Texas Avenue, Suite 2900

Houston, Texas 77002

Re: Crimson Exploration Inc.

Registration Statement on Form S-8

Gentlemen:

We have acted as special counsel to Crimson Exploration Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on the date hereof. The Registration Statement relates to 1,000,000 additionalshares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which are available for grant under the Company’s Amended and Restated 2005 Stock Incentive Plan (the “Plan”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies. We have also assumed that (i) the certificates for the Shares will conform to the specimen thereof filed as an exhibit to the Registration Statement and upon issuance will have been duly countersigned by the transfer agent and duly registered by the registrar for the Common Stock or, if uncertificated, valid book-entry notations for the issuance of the Shares in uncertificated form will have been duly made in the share register of the Company, (ii) each award agreement setting forth the terms of each award granted pursuant to the Plan is consistent with the Plan and has been duly authorized and validly executed and delivered by the parties thereto, (iii) at the time of each issuance of Shares, there will be sufficient shares of Common Stock authorized for issuance under the Company’s certificate of incorporation that have not otherwise been issued or reserved or committed for issuance, (iv) the price per share paid for Shares issued pursuant to the Plan is not less than the par value of the Shares, (v) all applicable state and foreign securities laws will be complied with as of any exercise date with respect to the Plan, and (vi) all options and other awards under the 2004 Stock Option and Compensation Plan will be forfeited, cancelled or will expire without any shares available under such plan being issued, such that the shares of Common Stock available under such plan may be added to the number of shares which may be issued under the Plan, as contemplated by Section 4.1 thereof.

Crimson Exploration Inc.

November 20, 2008

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that the Shares will, if, as, and when such shares are issued and delivered upon payment therefor in the manner contemplated by such Plan and the applicable award agreement, be duly authorized, validly issued, fully paid and non-assessable.

We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware. As used herein “General Corporation Law of the State of Delaware” includes the statutory provisions contained therein and all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws, and we do not express any opinion herein concerning any other law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing a copy of this opinion as an exhibit to the Registration Statement.

Very truly yours,

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.